UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2015

KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54687	27-1627696
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
The information in this Report set forth under Item 2.03 regarding the modification of the Portfolio Loan (defined below) is incorporated herein by reference.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
On September 17, 2015, KBS Real Estate Investment Trust III, Inc. (the “Company”), through indirect wholly owned subsidiaries (the “Borrowers”), entered into a modified loan agreement to increase the committed amount of an existing portfolio loan (the “Portfolio Loan”) to $255.0 million, subject to certain conditions contained in the loan agreement. The Portfolio Loan is composed of $127.5 million of term debt and $127.5 million of revolving debt. At closing, $127.5 million of the term debt and $7.5 million of the revolving debt was outstanding. The availability of the revolving debt is subject to certain conditions contained in the loan documents.
The initial maturity date of the Portfolio Loan is June 1, 2019, with a one-year extension option, subject to certain conditions contained in the loan agreement. The Portfolio Loan bears interest at a floating rate of 190 basis points over one-month LIBOR and monthly payments are interest only with the entire balance due at maturity, assuming no prior prepayment. The Company has the right to prepay all or a portion of the Portfolio Loan, subject to certain fees and conditions contained in the loan agreement. During the term of the Portfolio Loan, the Company has an option, which may be exercised up to two times, to increase the loan amount to a maximum of $350.0 million, of which 50% would be term debt and 50% would be revolving debt, with the addition of one or more properties to secure the Portfolio Loan, subject to certain conditions contained in the loan documents.
In connection with the modified loan agreement, the Company added Village Center Station as collateral to the Portfolio Loan. As such, as of September 17, 2015, the Portfolio Loan is secured by Domain Gateway, the McEwen Building, Gateway Tech Center, the Tower on Lake Carolyn, Park Place Village and Village Center Station.
KBS REIT Properties III, LLC (“REIT Properties III”) is providing a guaranty of up to 25% of the outstanding principal balance under the Portfolio Loan, as such amount may be adjusted from time to time pursuant to the terms of the loan documents. Additionally, REIT Properties III is providing a guaranty of any deficiency, loss or damage suffered by the lender under the Portfolio Loan that may result from certain intentional acts committed by the Borrowers under the loan, their affiliates, or REIT Properties III, or that may result from certain bankruptcy or insolvency proceedings involving the Borrowers, pursuant to the terms of the repayment guaranty.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: September 22, 2015	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer